UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	LV1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                             (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 6, 2008, Cott Corporation (the “Company”) issued a press release reporting financial results for the three and nine month periods ended September 27, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2008, the Company was notified by the New York Stock Exchange (“NYSE”) that it is not in compliance with the NYSE’s continued listing standards (the “Notice”). Rule 801.01C of the NYSE’s Listed Company Manual requires that a company’s common shares trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period. The Notice indicated that on October 31, 2008, the Company’s 30 trading-day average share price was $0.97 (the “Share Price Deficiency”).

On November 5, 2008, the Company informed the NYSE that it intends to cure the Share Price Deficiency and is currently evaluating alternatives. Under applicable rules and regulations of the NYSE, the Company has six months from the date of the Notice to cure the Share Price Deficiency. At the end of the six-month cure period, the Company will be in compliance if its share price is at least $1.00 and it has maintained a $1.00 average share price over the preceding 30 consecutive trading days. If the Company is not compliant at the end of the cure period, its common stock will be subject to suspension and delisting by the NYSE.

The Company continues to be in compliance with the listing standards of the Toronto Stock Exchange.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cott Corporation, dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

November 6, 2008	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Cott Corporation, dated November 6, 2008.